Exhibit 99.1

ABERCROMBIE & FITCH CO. INCREASES FOURTH QUARTER AND FULL YEAR NET SALES OUTLOOK ON BETTER-THAN-EXPECTED HOLIDAY SALES

•Company increases fourth quarter net sales growth outlook to a range of 7-8% from prior range of 5-7%
•Increases full year net sales growth outlook to around 15% from previous range of 14-15%
•Affirms prior fourth quarter operating margin outlook of around 16% and full year outlook of around 15%

New Albany, Ohio, January 13, 2025: Abercrombie & Fitch Co. (NYSE: ANF) today provided a business update, increasing its net sales outlook for fourth quarter and full year of fiscal 2024.

Fran Horowitz, Chief Executive Officer, said: “Through fiscal December, we delivered record quarter-to-date net sales, exceeding the expectations we provided in November. Total net sales growth was supported by comparable sales across regions and brands through the holiday selling period. As they have throughout 2024, our team remained on offense, and customers responded positively to our compelling product assortments and engaging marketing.

As we approach the end of our fiscal year, we proudly reflect on 2024 as another year where we delivered on our promises to customers, shareholders, and one another as a team. We expect to complete the year with net sales growth around 15%, as well as a strong operating margin around 15%. Thank you to our global associates who have worked so hard to deliver sustainable, profitable growth in 2024. We have already accomplished so much together, but I am even more excited about our future.”

With the updated 2024 outlook, the company foresees significant outperformance of the Always Forward Plan 2025 financial targets provided in June of 2022. The company has built a strong, global foundation, and it expects to deliver sustainable, profitable growth off of the 2024 levels. The foundation for growth includes:

•Healthy, customer-driven brands with distinct and large addressable markets;
•Successful, regionally relevant brand playbooks, designed to attract, engage, retain, and scale long-term customer relationships;
•Significant global growth opportunity leveraging leading capabilities in owned and operated channels, while pursuing new markets via franchise, wholesale and licensing partnerships;
•Strong omnichannel base, with a clean and highly profitable expanding store fleet, enhanced by a leading digital platform;
•An agile “Read & React” inventory model to support customer demand and sustainable margins;
•A durable balance sheet and consistent free cash flow profile, underpinned by a disciplined investment philosophy to maximize long-term value;
•And, a strong culture driven by a winning, customer-obsessed team.

Horowitz added, “Following an expected two years of double-digit top and bottom-line growth, I am as confident as ever in the power of our brands and operating model as we move forward, supported by the outstanding capabilities we've built. In 2025, we will look to continue sustainable, profitable growth through the execution of our playbooks to win and retain customers around the world. Our goal is to leverage our healthy margin structure and balance sheet to grow operating income dollars and earnings per share at rates faster than sales to drive long-term shareholder value.”

Fourth Quarter of Fiscal 2024 Outlook:
	Current Fourth Quarter Outlook	Previous Fourth Quarter Outlook (1)
Net sales	In the range of 7% to 8% (2)	In the range of 5% to 7% (3)
Operating margin	Around 16%	Around 16%
Effective tax rate	High-20s	High-20s

Full Year Fiscal 2024 Outlook:
	Current Full Year Outlook	Previous Full Year Outlook (1)
Net sales	Around 15% (4)	In the range of 14% to 15% (4)
Operating margin	Around 15%	Around 15%
Effective tax rate	Mid-20s	Mid-20s
(1) Released November 26, 2024
(2) Excludes the 550 basis point impact of the 53rd week, along with approximately 50 basis point impact of foreign currency
(3) Excludes the 550 basis point impact of the 53rd week, along with approximately 100 basis point impact of foreign currency
(4) Excludes the 120 basis point impact of the 53rd week

2025 ICR Conference:
The company will be participating in meetings with investors and analysts at the 2025 ICR Conference to be held on January 13-14, 2025. Chief Executive Officer Fran Horowitz, Chief Operating Officer Scott Lipesky, and Chief Financial Officer Robert Ball are scheduled to participate in a fireside chat at the conference on Monday, January 13th at 10:00 AM EST. The audio portion of the fireside chat will be webcast live over the internet and can be accessed at https://wsw.com/webcast/icr10/anf/1500267 or on the Investors section of the company’s website at http://corporate.abercrombie.com. A replay will be available on the company’s website for a period of 90 days following the conclusion of the presentation.

Important information may be disseminated initially or exclusively via the company’s website: investors should consult the site to access this information.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our fourth quarter and annual fiscal 2024 results, relate to our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “goal,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets or estimates, whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and in our subsequent reports and filings with the Securities and Exchange Commission, as well as the following factors: risks related to changes in global economic and financial conditions, including inflation, and the resulting impact on consumer spending generally and on our operating results, financial condition, and expense management, and our ability to adequately mitigate the impact; risks related to the geopolitical landscape and conflicts, such as the attacks on marine vessels in the Red Sea, and the potential escalation of such conflicts and the impact of such conflicts on international trade, supplier delivery or increased freight costs, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; risks related to natural disasters and other unforeseen catastrophic events; risks related to natural disasters and other unforeseen catastrophic events; risks related to our failure to engage our customers, anticipate customer demand, expectations, and changing fashion trends, and manage our inventory and product delivery; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to execute on, and maintain the success of, our strategic and growth initiatives, including those outlined in our Always Forward Plan; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our global operations, may result in volatility in our results of operations; risks related to global operations, including changes in the economic or political conditions where we sell or source our products or changes in import tariffs or trade restrictions, including implications related to the change in administration as a result of the 2024 U.S. presidential election; risks and uncertainty related to adverse public health developments; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; and the potential loss or disruption to our information systems.

Use of GAAP and Non-GAAP Measures
The company references comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation.

Other Information
This press release is available at corporate.abercrombie.com. Important information may be disseminated initially or exclusively via the website: investors should consult the site to access this information.

As used in this document, unless otherwise defined, “Abercrombie brands” refers to Abercrombie & Fitch and abercrombie kids and “Hollister brands” refers to Hollister and Gilly Hicks. Additionally, references to “Americas” includes North America and South America, “EMEA” includes Europe, the Middle East and Africa and “APAC” includes the Asia-Pacific region, including Asia and Oceania.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a global, digitally led omnichannel specialty retailer of apparel and accessories catering to kids through millennials with assortments curated for their specific lifestyle needs.

The company operates a family of brands, including Abercrombie & Fitch and Hollister each sharing a commitment to offer products of enduring quality and exceptional comfort that support global customers on their journey to being and becoming who they are. Abercrombie & Fitch Co. operates approximately 770 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites abercrombie.com, abercrombiekids.com, and hollisterco.com.

Investor Contact:	Media Contact:

Mo Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com